EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Timberline Resources Closes Final Tranche of US$2.0 Million Private Placement

Coeur d’Alene, Idaho – April 13, 2017 – Timberline Resources Corporation (OTCQB: TLRS; TSX-V: TBR) (“Timberline” or the “Company”) announced that it has closed the third and final tranche of its previously announced non-brokered private placement (the “Offering”), for which it has received final approval from the TSX Venture Exchange.

In connection with the closing of the third and final tranche of the Offering, the Company has issued 1,845,000 units (“Units”) at a price of US$0.25 for total consideration of US$461,250.  In the aggregate of the three tranches of the Offering, the Company has issued a total of 8,000,000 Units for total consideration of US$2,000,000.

Each Unit in the Offering consisted of one share of common stock of the Company and one common share purchase warrant (each a “Warrant”) (together the “Securities”), with each Warrant exercisable to acquire an additional share of common stock of the Company at a price of US$0.40 per share until the warrant expiration date of January 31, 2020.  The Company may accelerate the warrant expiration date if the price of the Company’s common stock closes at or above US$0.90 for twenty consecutive trading days.  Certain finder’s fees and consulting fees may be payable by Timberline in relation to this transaction to support in marketing this Offering.

The Offering was completed under Rule 506(c) of Regulation D promulgated by the SEC under the Securities Act of 1933, as amended (the “Securities Act”) solely to persons who qualify as accredited investors and in accordance with applicable Canadian securities laws.  The terms of the Offering also included that the Company will use commercially reasonable efforts to prepare and file a registration statement under the Securities Act for resale of the shares of common stock and the shares of common stock underlying the Warrants to the extent allowed by the Securities and Exchange Commission.

The Company intends to use the net proceeds of the Offering for working capital, exploration program expenses, and costs associated with claim maintenance, including property lease and option payments.

Insiders of the Company have acquired 105,000 Units under the Offering.  Their participation is considered to be a “related party transaction” within the meaning of TSX-V Policy 5.9 and Canadian Multilateral Instrument 61-101 (“MI 61-101”).  The Company is relying on the exemptions from the valuation and minority shareholder approval requirements of MI 61-101 contained in Sections 5.5(a) and 5.7(1)(a) of MI 61-101 in respect of an Insider Participation as neither the fair market value of any shares issued to, nor the consideration paid by, such persons will exceed 25% of the Company’s market capitalization.

The Securities offered in the Offering have not been and may not be registered under the Securities Act or the securities laws of any state of the United States and may not be offered or sold in the United States absent such registration or an applicable exemption from such registration requirements.  The Securities may be sold only to “accredited investors” (as defined in Rule 501(a) under Regulation D of the Securities Act), which for natural persons, are investors who meet certain minimum annual income or net worth thresholds. The

Securities were offered in reliance on the exemption from the registration requirements of the Securities Act provided by Rule 506(c) and the Company is not required to comply with specific disclosure requirements that apply to registration under the Securities Act. The United States Securities and Exchange Commission has not passed upon the merits of or given its approval to the Securities, the terms of the Offering, or the accuracy or completeness of any Offering materials.

The Securities are subject to legal restrictions on transfer and resale and investors should not assume they will be able to resell their securities. Securities issued to investors in Canada are subject to a four month hold period in accordance with Canadian securities laws. Investing in the Securities involves risk, and investors should be able to bear the loss of their investment.

About Timberline Resources

Timberline Resources Corporation is focused on advancing district-scale gold exploration and development projects in Nevada, including its Talapoosa project in Lyon County where the Company has completed and disclosed a positive preliminary economic assessment.  Timberline also controls the 23 square-mile Eureka project lying on the Battle Mountain-Eureka gold trend.  Exploration potential occurs within three separate structural-stratigraphic trends defined by distinct geochemical gold anomalies.  Timberline also owns the Seven Troughs property in northern Nevada, known to be one of the state's highest grade, former producers.

Timberline is listed on the OTCQB where it trades under the symbol "TLRS" and on the TSX Venture Exchange where it trades under the symbol "TBR".

Forward-looking Statements

Statements contained herein that are not based upon current or historical fact are forward-looking in nature and constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements reflect the Company's expectations about its future operating results, performance and opportunities that involve substantial risks and uncertainties.  These statements include but are not limited to statements regarding acceleration of the warrant expiration date, the use of proceeds, filing or bringing effective a registration statement, payment of finder’s fees or consulting fees, advancement of projects, and exploration potential.  When used herein, the words "anticipate," "believe," "estimate," “upcoming,” "plan," “target”, "intend" and "expect" and similar expressions, as they relate to Timberline Resources Corporation, its subsidiaries, or its management, are intended to identify such forward-looking statements. These forward-looking statements are based on information currently available to the Company and are subject to a number of risks, uncertainties, and other factors that could cause the Company's actual results, performance, prospects, and opportunities to differ materially from those expressed in, or implied by, these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, risks related to changes in the Company’s business resulting in changes in the use of proceeds, and other such factors, including risk factors discussed in the Company's Annual Report on Form 10-K for the year ended September 30, 2016.  Except as required by law, the Company does not undertake any obligation to release publicly any revisions to any forward-looking statements.

Neither the TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release.

For Further Information Please Contact:

Steven A. Osterberg

President and CEO

Tel:   208-664-4859

E-mail:  info@timberline-resources.com

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